UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 25, 2011
Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.
     Today, Apollo Group, Inc. announced that a qui tam complaint filed by private relators under the Federal False Claims Act and California False Claims Act has been unsealed. The lawsuit, captioned United States of America and State of California, ex rel Derek Hoggett and Tavis Wood v. University of Phoenix, Apollo Group, et.al., was previously filed under seal in the U.S. District Court for the Eastern District of California. It was unsealed by order of the District Court dated May 25, 2011.
     The complaint alleges, among other things, that since December 12, 2009, University of Phoenix has violated the Federal False Claims Act and the California False Claims Act by falsely certifying to the U.S. Department of Education and the State of California that the University was in compliance with various regulations that require compliance with federal rules regarding the payment of incentive compensation to enrollment personnel, in connection with the University’s participation in student financial aid programs. The relators seek injunctive relief, fines, treble damages and other damages on behalf of the U.S. and the State of California.
     The U.S. Department of Justice and the State of California have declined to intervene in the case.
     Apollo Group is evaluating the complaint and expects to be served by the relators in due course.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
May 31, 2011	By:	/s/Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer